EXHIBIT 1.1


                     CLAYMORE SECURITIES DEFINED PORTFOLIOS,
                                   SERIES 628

  CLAYMORE/GUGGENHEIM INTERMEDIATE INVESTMENT-GRADE CORPORATE TRUST, SERIES 10


                            REFERENCE TRUST AGREEMENT


   This Reference Trust Agreement dated as of September 15, 2009, between Claymore Securities, Inc., as Depositor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Series Formed on or Subsequent to February 6, 2002" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

   In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I.

                     STANDARD TERMS AND CONDITIONS OF TRUST

   Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in this instrument for each separate Trust created under this Series.

                                    PART II.

                      SPECIAL TERMS AND CONDITIONS OF TRUST

   The following special terms and conditions are hereby agreed to:

   (1) The securities listed in the Schedule(s) hereto have been deposited in the Trust(s) under this Reference Trust Agreement as indicated on the attached Schedule A.

   (2) For the purposes of the definition of the term "Unit" in Article I, it is hereby specified that the fractional undivided interest in and ownership of a Trust is the amount described in Amendment No. 2 to the Trust's Registration Statement (Registration No. 333-161801) as filed with the Securities and Exchange Commission today. The fractional undivided interest may (a increase by the number of any additional Units issued pursuant to Section 2.05, (b) increase or decrease in connection with an adjustment to the number of Units pursuant to
Section 2.05, or (c) decrease by the number of Units redeemed pursuant to
Section 5.02.

   (3) The term "Record Date" shall mean the dates set forth in the Prospectus for principal distributions and interest distributions.

   (4) The term "Distribution Date" shall mean the dates set forth in the Prospectus for principal distributions and interest distributions.

   (5) The term "Initial Date of Deposit" shall mean the date of this Reference Trust Agreement as set forth above.

   (6) The number of Units of the Trust(s) referred to in Section 2.03 shall be equal to the "Number of Units" in the Statement of Financial Condition in the Prospectus.

   (7) Article I is hereby amended to add the following definitions:

   "Book Entry Position" shall mean any position in Units of a Trust which ownership is recorded on the books of the Trustee which notation evidences ownership of an undivided fraction interest in a Trust in book entry form.

   "Deferred Sales Charge" shall mean the deferred sales fee as described in the Prospectus.

   "Certificate" shall mean any one of the Certificates manually executed by the Trustee and the Depositor in substantially the following form with the blanks appropriately filled in:

                            CERTIFICATE OF
             No. ____          OWNERSHIP                       Units _____

     Description of Trust                              Plan of Distribution:

                                                      CUSIP _________________

   This is to certify that _______________________________________ is the owner and registered holder of this Certificate evidencing the ownership of ________________ units of undivided interest in the above-named Trust created pursuant to the Trust Indenture and Agreement between Claymore Securities, Inc., and The Bank of New York Mellon (the "Trustee"), a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the Holder of this Certificate by virtue of the acceptance hereof assents and is bound, a summary of which Indenture is contained in the Prospectus relating to the Trust. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the Trustee's office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustee may require for transfer, in form satisfactory to the Trustee and payment of the fees and expense provided in the Indenture.

   IN WITNESS WHEREOF, Claymore Securities, Inc. has caused this Certificate to be executed in facsimile by its Chairman of the Board and The Bank of New York Mellon, as Trustee, has caused this Certificate to be executed in facsimile in its corporate name by an authorized officer.

         Date:

         CLAYMORE SECURITIES, INC., Depositor

         By

         THE BANK OF NEW YORK MELLON, Trustee

         By

                               FORM OF ASSIGNMENT

   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


UNIF GIFT MIN ACT

TEN COM                 as tenants in common                             __________ Custodian __________
                                                                           (Cust)              (Minor)
TEN ENT                 as tenants by the entireties

JT TEN                  as joint tenants with right of survivor-ship Under Uniform Gifts to Minors Act
                        and not as tenants in common                     _____________________________
                                                                                      State


   Additional abbreviations may also be used though not in the above list.

   For Value Received, ____________________________________ hereby sell, assign and transfer ____________ Units represented by this Certificate unto
_________________________

SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE MUST BE PROVIDED

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and does hereby irrevocably constitute and appoint ________________________ , attorney, to transfer said Units on the books of the Trustee, with full power and substitution in the premises.

   Dated:

   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

   SIGNATURE(S) GUARANTEED BY



   Firm or Bank

   Authorized Signature

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   Signatures must be guaranteed by a participant in the Securities Transfer
Agents Medallion Program ("STAMP") or such other guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee.

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   (8) The definition of "Supplemental Indenture" is hereby deleted in its entirety.

   (9) The definition of "Unitholder" is hereby amended as follows:

   "Unitholder" shall mean the registered holder of any Unit of beneficial interest as recorded on the registration books of the Trustee, or the registered holder of any Certificate, his legal representative and heirs, or the successors of any corporation, partnership or other legal entity which is a registered holder of any Certificate and as such shall be deemed a beneficiary of the related Trust created by this Indenture to the extent of his pro rata share thereof.

   (10) Section 2.01 is hereby amended and replaced in its entirety as follows:

   Section 2.01. Deposit of Securities. The Depositor, on the date of the Reference Trust Agreement, has deposited with the Trustee in trust the Securities and contracts (or cash or a letter of credit in the amount necessary to settle any contracts for the purchase of securities entered into by the Trustee pursuant to the instructions of the Depositor) for the purchase of Contract Securities listed under the "Trust Portfolio" in the Prospectus in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form or Contract Securities relating to such Securities to be held, managed and applied by the Trustee as herein provided. The Depositor shall deliver the Securities listed in said Prospectus which were not actually delivered concurrently with the execution and delivery of the Reference Trust Agreement and which were represented by Contract Securities to the Trustee within 10 calendar days after said execution and delivery (the "Delivery Period"). In the event that the purchase of Contract Securities pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Securities are not delivered to a Trust in accordance with this Section 2.01 and the moneys, or, if applicable, the moneys drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.17 purchases of Replacement Bonds, such funds, to the extent of the purchase price of failed Contract Securities for which no Replacement Bonds were acquired pursuant to Section 3.17, plus all amounts described in the next succeeding sentence, shall be credited to the Principal Account and distributed pursuant to Section 3.06 to Unitholders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unitholder his pro rata portion of the sales charge levied on the sale of Units to such Unitholder attributable to such failed Contract Security. Any amounts remaining from moneys drawn on the Letter of Credit which are not used to purchase Replacement Bonds or are not used to provide refunds to Unitholders shall be paid to the Depositor. The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered with the Securities and Exchange Commission or in a book entry system operated by the Federal Reserve Board.

   (11) Section 2.03 is hereby amended and replaced in its entirety as follows:

   Section 2.03. Issue of Certificates and Establishment of Book Entry Positions. By executing the Reference Trust Agreement and receipt for deposited Securities, the Trustee will thereby acknowledge receipt of the deposit of the Securities listed under the "Trust Portfolio" in the Prospectus and referred to in Section 2.01 hereof, and simultaneously with the receipt of said deposit, has recorded on its books, for each of the plans of distribution provided for in the Prospectus, the ownership by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Prospectus and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, cash or a letter of credit, documentation evidencing the ownership of the number of Units specified or, if requested by the Depositor, the ownership by DTC of all such Units and will cause such Units to be credited at DTC to the account of the Depositor or, pursuant to the Depositor's direction and as hereafter provided, the account of the issuer of the Letter of Credit referred to in Section 2.01. The number of Units in a Trust may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, on any day on which the Depositor is the only Unitholder of such Trust, which revised number of Units shall be recorded by the Trustee on its books. The Trustee hereby agrees that on the date of any deposit of Additional Securities pursuant to Section 2.05 it shall acknowledge that the Additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such Additional Securities so deposited.

   Upon the sale of Units to a purchaser, the Units will be evidenced by a Book Entry Position unless, if so provided for in the Prospectus, such purchaser expressly requests that the purchased Units be evidenced in Certificate form. Upon sale of the Units to a purchaser who requests Units in certificated form, the Trustee shall issue a Certificate or Certificates in the name of the purchaser and note that such Unitholder holds units in certificated form on the books of the Trustee. The Trustee is entitled to specify the minimum denomination of any Certificate issued. The rights set forth in this Indenture of any holder of Units held in certificated form shall be the same as those of any other Unitholder.

   (12) Section 2.05(a) is hereby amended and replaced in its entirety as follows:

   Section 2.05. Deposit of Additional Securities. (a) Subject to the requirements set forth below in this Section, the Depositor may, on any Business Day (the "Trade Date"), subscribe for Additional Units as follows:

   (1) Prior to the Evaluation Time defined in Section 4.01 on the Trade Date, the Depositor shall provide notice (the "Subscription Notice") to the Trustee, by telephone or by written communication, of the Depositor's intention to subscribe for Additional Units. The Subscription Notice shall identify the Additional Securities to be acquired (unless such Additional Securities are a precise replication of the then existing portfolio) and shall either (i) specify the quantity of Additional Securities to be deposited by the Depositor on the settlement date for such subscription or (ii) instruct the Trustee to purchase Additional Securities with an aggregate cost as specified in the Subscription Notice.

   (2) Promptly following the Evaluation Time on such Business Day, the Depositor shall verify with the Trustee, the number of Additional Units to be created.

   (3) Not later than the time on the settlement date for such subscription when the Trustee is to deliver or assign the Additional Units created thereby, the Depositor shall deposit with the Trustee (i) any Additional Securities specified in the Subscription Notice (or contracts to purchase such Additional Securities together with cash or a letter of credit in the amount necessary to settle such contracts) or (ii) cash or a letter of credit in the amount equal to the aggregate value of the Additional Securities to be purchased by the Trustee, as specified in the Subscription Notice, together with, in each case, Cash as defined below. "Cash" means, as to the Principal Account, cash or other property (other than Securities) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the Evaluation Time on the Business Day preceding the Trade Date (other than amounts to be distributed solely to persons other than persons receiving the distribution from the Principal Account as holders of Additional Units created by the deposit), and, as to the Interest Account, interest received by the Trust as of the Evaluation Time on the Business Day preceding the Trade Date or receivable by the Trust in respect of interest or other distributions declared but not received as of the Evaluation Time on the Business Day preceding the Trade Date, reduced by the amount of any interest received or receivable on any Security allocable (in accordance with the Trustee's calculation of the monthly distribution from the Interest Account pursuant to Section 3.06) to a distribution made or to be made in respect of a Record Date occurring prior to the Trade Date. Each deposit made pursuant to this Section 2.05 shall replicate, to the extent practicable, the portfolio immediately prior to such deposit.

   (4) On the settlement date for a subscription, the Trustee shall, in exchange for the Securities and cash or Letter of Credit described above, issue and deliver to or assign in the name of or on the order of the Depositor the number of Units verified by the Depositor with the Trustee. No Unit to be issued pursuant to this paragraph shall be issued or delivered unless and until Securities, cash or a Letter of Credit is received in exchange therefor and no person shall have any claim to any Unit not so issued and delivered or any interest in the Trust in respect thereof.

   (5) Any Additional Securities shall be held, administered and applied by the Trustee in the same manner as herein provided for the Securities.

   (6) The acceptance of Additional Units by the Depositor in accordance with the provisions of paragraph (a) of this Section shall be deemed a certification by the Depositor that the deposit or purchase of Additional Securities associated therewith complies with the conditions of this Section 2.05.

   (7) Notwithstanding the preceding, in the event that the Depositor's Subscription Notice shall instruct the Trustee to purchase Additional Securities in an amount which, when added to the purchase amount of all other unsettled contracts entered into by the Trustee, exceeds 25% of the value of the Securities then held (taking into account the value of contracts to purchase Securities only to the extent that there has been deposited with the Trustee cash or an irrevocable letter of credit in an amount sufficient to settle their purchase), the Depositors shall deposit with the Trustee concurrently with the Subscription Notice cash or a letter of credit in an amount such that, when added to 25% of the value of the Securities then held (determined as above) the aggregate value shall be not less than the purchase amount of the securities to be purchased pursuant to such Subscription Notice.

   (13) The following Section 2.07 is hereby added to Article II:

   Section 2.07. Form of Certificates. Each Certificate referred to in Section
2.03 is, and each Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed either manually or in facsimile by an authorized officer of the Trustee and in facsimile by the Chairman of the Board, President or one of the Vice Presidents of the Depositor and dated the date of execution and delivery by the Trustee. In case any authorized officer of the Trustee or the Depositor who has signed or whose facsimile signature has been placed upon any Certificate shall have ceased to be such officer before any such Certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue.

   (14) Section 3.01 is hereby amended as follows:

   Section 3.01. Initial Costs. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this Section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. Upon notification from the Depositor that the primary offering period is concluded, or after six months, at the discretion of the Depositor, the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account as further set forth in Section 3.04, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units in an amount certified to the Trustee by the Depositor but not in excess of the estimated per-Unit amount set forth in the Prospectus multiplied by the number of Units outstanding as of the conclusion of such period. If the cash balance of the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this Section shall be for the account of the Unitholders of record at the conclusion of the period described above. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the "Statement of Financial Condition" of the Trust included in the Prospectus not later than the First Settlement Date and the Depositor's obligation to make such delivery shall be secured by cash or the Letter of Credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the conclusion of the primary offering period or after six months, at the discretion of the Depositor, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per-Unit amount payable pursuant to the next sentence. If a Unitholder redeems Units prior to the conclusion of the primary offering period or after six months, at the discretion of the Depositor, the Trustee shall pay to the Unitholder, in addition to the Redemption Price of the tendered Units, an amount equal to the estimated per-Unit cost of organizing the Trust and the sale of Trust Units set forth in the Prospectus multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, Securities and Exchange Commission and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the costs of a portfolio consultant, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

   (15) Section 3.06(b)(ii) is hereby amended as follows:

   (ii) (a) For the purposes of this Section 3.06, the "Interest Distribution" of a Unitholder shall be made on the basis of one-twelfth of the estimated annual interest income to the Trust for the ensuing twelve months, after a pro-rated initial payment and after deduction of the estimated costs and expenses to be incurred on behalf of such Unitholders during the twelve month period for which such interest income has been estimated.

   (b) In the event the amount on deposit in the Interest Account of any Trust on a Distribution Date is not sufficient for the payment of the amount of interest to be distributed monthly on the basis of the aforesaid computation, the Trustee shall advance out of its own funds and cause to be deposited in and credited to such Interest Account such amount as may be required to permit payment of the monthly interest distribution to be made as described above and shall be entitled to be reimbursed, without interest, out of interest received by such Trust subsequent to the date of such advance and subject to the condition that any such reimbursement shall be made only under conditions which will not reduce the funds in or available for the Interest Account to an amount less than required for the next ensuing distribution of interest. The Trustee's fee takes into account the costs attributable to the outlay of capital needed to make such advances. To the extent practicable, the Trustee shall allocate the expenses of each Trust among Units of such Trust, giving effect within any Trust to differences in administrative and operational cost among those who have chosen to receive a particular plan of distribution is provided for in the Prospectus.

   (c) Unitholders of any Trust desiring to receive according to a particular plan of distribution provided for in the Prospectus may elect at the time of purchase to receive distributions by notice to the Trustee. Unitholders must furnish written notice to the Trustee indicating their desire to receive such distributions. The Trustee, within five business days of receiving such notice, shall issue to the Book Entry Unitholder a new Book Entry Position confirmation indicating such Unitholder's preferred distribution plan. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Those wishing to change their plan of distribution, if multiple distribution plans are provided for in the Prospectus, must do so by sending written notice at any time to the Trustee; holders of Certificates must also send to the Trustee the Certificate to which the requested change relates. Changes may be made as soon as reasonably practicable.

   (16) Section 3.08(a)(x) is hereby amended as follows:

   (x) that as of any Record Date such Bonds are scheduled to be redeemed and paid prior to the next succeeding monthly Distribution Date; provided, however, that as the result of such sale the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the distribution from the Principal Account on such next succeeding monthly Distribution Date at least $1.00 per Unit; or

   (17) Section 4.01(b) is hereby amended and replaced in its entirety as follows:

   (b) In making the evaluations the Evaluator may determine the value of each issue of the Securities in each Trust by the following methods or any combination thereof which it deems appropriate: (i) on the basis of current bid or offering prices of such Securities as obtained from investment dealers or brokers (including the Depositor) who customarily deal in public bonds comparable to those held by the Trust, or (ii) if bid or offering prices are not available for any of such Securities, on the basis of bid or offering prices for comparable Securities, or (iii) by appraisal. The Evaluator may utilize a securities pricing service to help determine the value of each issue so long as such service uses a similar methodology to determine securities prices. Securities prices for primary market purchases shall be based upon offering prices of said Securities. Securities prices for redemptions shall be based on bid prices of said Securities. In addition to the methods of determining the value of the Securities described above, the Evaluator may make the initial evaluation of Securities in whole or in part by reference to the Blue List of Current Municipal Offerings (a daily publication containing the current public offering prices of public bonds of all grades currently being offered by dealers and banks).

   (18) The first paragraph of Section 5.01 is hereby amended and restated to read as follows:

   Section 5.01. Trust Evaluation. As of the Evaluation Time (a) on the last Business Day of each year, (b) on the day on which any Unit is tendered for redemption and (c) on any other day desired by the Trustee or requested by the Depositor, the Trustee shall: Add (i) all moneys on deposit in a Trust (excluding (1) cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Interest and Principal Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01, 3.03 and 3.04 hereof and (2) moneys credited to the Reserve Account pursuant to Section 3.05 hereof), plus (ii) the aggregate Evaluation of all Securities (including Contract Securities and Reinvestment Securities) on deposit in such Trust as is determined by the Evaluator (such evaluations shall take into account and itemize separately (i) the cash on hand in the Trust or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (ii) the value of each issue of the Securities in the Trust on the bid side of the market as determined by the Evaluator pursuant to Section 4.01, and
(iii) interest accrued thereon not subject to collection and distribution. For each such Evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued fees of the Trust and expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Supervisor, the Depositor and bond counsel, in each case as reported by the Trustee to the Evaluator on or prior to the date of evaluation, (iii) any moneys identified by the Trustee, as of the date of the Evaluation, as held for distribution to Unitholders of record as of a Record Date or for payment of the Redemption Value of Units tendered prior to such date and (iv) unpaid organizational and offering costs in the estimated amount per Unit set forth in the Prospectus. The resulting figure is herein called a "Trust Fund Evaluation." The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value."

   (19) Section 5.02 is hereby amended in its entirety as follows:

   Section 5.02. Redemptions by Trustee; Purchases by Depositor. Any Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its unit investment trust division office shall be redeemed by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made in proper form, provided that if such day of payment is not a Business Day, then such payment shall be made no later than the first Business Day prior thereto (herein referred to as the "Settlement Date"). Unitholders must sign the request or transfer instrument, exactly as their name appears on the tendered Certificate or on the records of the Trustee. If the amount of redemption is $500 or less and the proceeds are payable to the Unitholders of record at the address of record, no signature guarantee is necessary for redemptions by individual account owners (including joint owners). Additional documentation may be requested, and a signature guarantee is always required, from corporations, executors, administrators, trustees, guardians and associations. The signatures must be guaranteed by a participant in the Securities Transfer Agents Medallion Program (STAMP) or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee. Subject to (a) the next succeeding paragraph, (b) payment by such Unitholder of any tax or other governmental charges which may be imposed thereon and (c) payments in the form of In Kind Distributions (as defined below), such redemption is to be made by payment of cash equivalent to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee as of the Evaluation Time on the Redemption Date, multiplied by the number of Units tendered for redemption (herein called the "Redemption Value"), or, if the Unitholder wishes to redeem a number of Units less than all those so tendered, multiplied by the number of Units so designated by such Unitholder for redemption. Units received for redemption by the Trustee on any day after the Evaluation Time will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Value computed on that day. If applicable, any Certificates evidencing Units redeemed pursuant to this Section 5.02 shall be cancelled by the Trustee and the Unit or Units evidenced by such Certificates shall be extinguished by such redemptions.

   The portion of the Redemption Value which represents income shall be withdrawn from the Principal Account to the extent available. The balance paid on any Redemption Value, including income not paid from the Principal Account, if any, shall be withdrawn from the Principal Account to the extent that funds are available for such purpose. If such available funds shall be insufficient, the Trustee shall sell such Securities as have been designated on the current list for such purpose by the Supervisor (or by the Evaluator), as hereinafter in this Section 5.02 provided, in amounts as the Trustee in its discretion shall deem advisable or necessary in order to fund the Principal Account for purposes of such redemption. Sale of Securities by the Trustee shall be made in such manner as the Trustee shall determine will bring the best price obtainable for a Trust, subject to any limitations as to the minimum amount of Securities to be sold specified in the Reference Trust Agreement. In the event that either (i) funds are withdrawn from the Principal Account and are applied to the payment of income upon any redemption of Units or (ii) Securities are sold for the payment of the Redemption value and any portion of the proceeds of such sale is applied to the payment of income upon such redemption, then, in either such event, the Principal Account shall be reimbursed therefor at such time as sufficient funds may be next available in the Principal Account for such purpose.

   The Trustee may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Value for more than seven calendar days following the day on which tender for redemption is made (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which (as determined by the Securities and Exchange Commission) trading on the New York Stock Exchange is restricted; (ii) for any period during which an emergency exists as a result of which disposal of the Securities by the Trustee is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the underlying value of the Securities; or (iii) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

   Not later than the close of business on the day of tender of any Unit for redemption by a Unitholder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the second succeeding Business Day after the day on which such Unit was tendered for redemption. Such purchase shall be made by payment by the Depositor to the Unitholder at the price so bid by making payment therefor to the Unitholder in an amount not less than the Redemption Value on the day of tender not later than the day on which the Units would otherwise have been redeemed by the Trustee to such Unitholder. So long as the Depositor maintains a bid in the secondary market, the Depositor may repurchase the Units tendered to the Trustee for redemption by the Depositor but shall be under no obligation to maintain any bids and may, at any time while so maintaining such bids, cease to do so immediately at any time or from time to time without notice.

   Any Units so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the unit investment trust office of the Trustee in the manner provided in the first paragraph of this Section 5.02.

   Notwithstanding the foregoing provisions of this Section 5.02, until the close of business on the second Business Day after the day on which such Unit was tendered for redemption, the Trustee is hereby irrevocably authorized in its discretion, in the event that the Depositor does not purchase any Units tendered to the Trustee for redemption, or in the event that a Unit is being tendered by the Depositor for redemption, in lieu of redeeming Units, to sell Units in the over-the-counter market through any broker-dealer of its choice for the account of the tendering Unitholder at prices which will return to the Unitholder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Value which such Unitholder would otherwise be entitled to receive on redemption pursuant to this
Section 5.02. The Trustee shall pay to the Unitholder the net proceeds of any such sale on the day on which such Unitholder would otherwise be entitled to receive payment of the Redemption Value hereunder.

   Notwithstanding anything to the contrary in this Section 5.02, any Unitholder may, if such Unitholder tenders at least that minimum amount of Units for redemption specified in the Prospectus, request at the time of tender to receive from the Trustee in lieu of cash such Unitholder's pro rata share of each Security then held by such Trust; provided, however, if a Unitholder tenders for redemption Units having an aggregate value of at least the amount specified in the Prospectus, if any, the Depositor reserves the right to direct the Trustee to make an In Kind Distribution rather than make a cash payment. Such tendering Unitholder will receive his pro rata number of whole shares of each of the Securities comprising the portfolio of such Trust and cash from the Principal Account equal to the value of the fractional shares to which such tendering Unitholder is entitled. Such pro rata share of each Security and the related cash to which such tendering Unitholder is entitled is referred to herein as an "In Kind Distribution." An In Kind Distribution will be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unitholder's bank or broker-dealer at DTC. If funds in the Principal Account are insufficient to cover the required cash distribution to the tendering Unitholder, the Trustee shall sell Securities according to the criteria discussed herein. The Depositor may terminate the right of Unitholder to make In-Kind Distributions at any time or from time to time without notice.

   The Supervisor shall maintain with the Trustee a current list of Securities designated to be sold for the purpose of funding the Principal Account for redemption of Units tendered for redemption and, to the extent necessary, for payment of expenses under this Indenture. In connection therewith, the Depositor may specify in the Prospectus and/or the Reference Trust Agreement the minimum amounts of any Securities to be sold at any one time. If the Supervisor shall for any reason fail to maintain such a list, the Trustee may in its sole discretion designate a current list of Securities for such purposes. The net proceeds of any sale of such Securities representing income shall be credited to the Principal Account and then disbursed therefrom for payment of expenses and payments to Unitholders required to be paid under this Indenture. Any balance remaining after such disbursements shall remain credited to the Principal Account.

   Neither the Depositor nor the Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 5.02.

   Notwithstanding the foregoing, no In Kind Distribution requests made pursuant to this Section 5.02 and submitted during the 30 business days prior to the trust's Mandatory Termination Date will be honored. In addition, no unitholder will be eligible for an In Kind Distribution of securities pursuant to Section
9.02. Furthermore, the availability of In Kind Distributions may be modified or discontinued as described in the Prospectus.

   (20) The heading and the first sentence of Section 5.04 are hereby amended as follows:

   Section 5.04. Units Held Through the Depository Trust Company or a Successor Clearing Agency. With the exception of Units held in certificated form, if applicable, no Unit may be registered in the name of any person other than DTC or its nominee (or such other clearing agency registered as such pursuant to Section 17A of the Exchange Act of 1934 designated as successor to DTC by the Depositors, or the Trustee or the nominee thereof) (DTC and any such successor clearing agency are herein referred to as the "Clearing Agency") unless the Clearing Agency advises the Trustee that it is no longer willing or able properly to discharge its responsibilities with respect to the Units and the Trustee is unable to locate a qualified successor clearing agency, in which case the Trustee shall notify the Clearing Agency and instruct it to provide the Trustee with the name and address of all persons who are the beneficial owners of Units as registered on the books of the Clearing Agency (the "Owners").

   (21) Article V is hereby amended by adding the following sections:

   Section 5.06. Transfer of Units; Interchange of Certificates. A Unitholder may transfer any of his Units by making a written request to the Trustee at its unit investment trust office and, in the case of Units evidenced by a Certificate, if applicable, by presenting and surrendering such Certificate at such office properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee. Unitholders must sign such written request, and such Certificate of transfer instrument, exactly as their name appears on the records of the Trustee and on any Certificate representing the Units to be transferred. Such signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee. Such transfer shall thereupon be made on the records of the Trustee and, if appropriate, a new registered Certificate or Certificates for the same number of Units of the same Trust shall be issued in exchange and substitution therefor. Certificates issued pursuant to this Agreement are interchangeable for one or more other Certificates of the same Trust in an equal aggregate number of Units and all Certificates issued shall be issued in denominations of one Unit or any whole multiple thereof as may be requested by the Unitholder. The Trustee may deem and treat the person in whose name any Unit or Certificate shall be registered upon the books of the Trustee as the owner of such Unit or Certificate for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary. The transfer books maintained by the Trustee for each Trust for the purpose of this Section 5.06 shall be closed for an individual Trust as such Trust is terminated pursuant to
Article IX hereof.

   A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid to the Trustee. A Unitholder may be required to pay $2 (or such other amount as may be specified by the Trustee and approved by the Depositor) for each new Certificate issued on any such transfer or interchange.

   All Certificates cancelled pursuant to this Agreement, other than those endorsed for transfer, may be cremated or otherwise destroyed by the Trustee.

   Section 5.07. Replacement of Certificates. In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the Unitholder's furnishing the Trustee with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur, provided, however, that if the particular Trust has terminated or is in the process of termination, the Trustee, in lieu of issuing such new Certificate, may, upon the terms and conditions set forth herein, make the distributions set forth in Section 9.02 hereof. Any mutilated Certificate shall be duly surrendered and cancelled before any duplicate Certificate shall be issued in exchange and substitution therefor. Any duplicate Certificate issued pursuant to this Section 5.07 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. Upon issuance of any duplicate Certificate pursuant to this Section 5.07, the Certificate claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any bona fide purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code to a holder presenting a Certificate for transfer in the case of an over issue.

   (22) The second paragraph of Section 9.02 is hereby amended as follows:

   In the event of a termination, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 9.02 based on such Unitholder's pro rata interest in the balance of the Principal and Interest Accounts after the deductions herein provided. Written notice shall be given by the Trustee in connection with any termination to each Unitholder at his address appearing on the registration books of the Trustee and in connection with a Mandatory Termination Date such notice shall be given no later than 30 days before the Mandatory Termination Date. For Unitholders holding units in certificated form, written notice of any termination specifying the time or times at which such Unitholders may surrender their Certificates for cancellation shall be given to each such Unitholder.

   (23) Subsection (d) of Section 9.02 is hereby amended as follows:

   (d) make final distributions from such Trust, as follows:

   (i) to each Unitholder receiving distribution in cash, upon surrender for cancellation of his Certificate or Certificates, if applicable, such holder's pro rata share of the cash balances of the Interest and Principal Accounts; and

   (ii) on the conditions set forth in Section 3.05 hereof, to all Unitholders, upon surrender for cancellation of their respective Certificate or Certificates, if applicable, their pro rata share of the balance of the Reserve Account.

   (24) Section 9.03 is amended by adding the following at the end of the final paragraph:

   If applicable, in the event that all of the Unitholders holding Certificates of such Trust shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to such remaining Unitholders to surrender their written Certificates for cancellation and receive the liquidation distribution with respect thereto. If within one year after the second notice all the Certificates of such Trust shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact such remaining Unitholders concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other assets which remain in such Trust hereunder.

   (25) The first sentence of the Introduction is hereby modified as follows:

   These Standard Terms and Conditions of Trust, effective February 6, 2002, shall be applicable to certain Claymore Securities Defined Portfolios established after the date of effectiveness hereof containing certain debt obligations, as provided in this paragraph.

   (26) The definition of "Bonds" in Article I is hereby modified as follows:

   (3) "Bonds" shall mean such of the debt obligations, including "when issued" and/or "regular way" contracts, if any, for the purchase of certain bonds, and cash or a certified check or checks and/or an irrevocable letter or letters of credit in the amount required for such purchase, deposited in irrevocable trust and listed under the "Trust Portfolio" in the Prospectus, and any obligations received in exchange, substitution or replacement for such obligations pursuant to Sections 3.09 and 3.18 hereof, as may from time to time continue to be held as a part of the Trust to which such Reference Trust Agreement relates.

   (27) The first paragraph of Section 3.17 is hereby amended and replaced with the following:

   Section 3.17. Replacement Bonds. In the event that any Bond is not delivered due to any occurrence, act or event beyond the control of the Depositor and of the Trustee (such a Bond being herein called a "Special Bond"), the Depositor may so certify to the Trustee and instruct the Trustee to purchase Replacement Bonds which have been selected by the Depositor having a cost and an aggregate principal amount not in excess of the cost and aggregate principal amount of the Special Bonds not so delivered. To be eligible for inclusion in the Trust, the Replacement Bonds which the Depositor selects must: (i) for Trusts containing municipal bonds, yield current interest which is exempt from taxation for federal income tax purposes and, if the Trust is a State Trust, exempt from taxation under the personal income tax law of the particular state involved;
(ii) have a fixed maturity or disposition date comparable to the bonds replaced;
(iii) be purchased at a price that results in a yield to maturity and in a current return, in each case as of the execution and delivery of the applicable Reference Trust Agreement, which is approximately equivalent to the yield maturity and current return of the Special Bonds which failed to be delivered and for which the Replacement Bonds are substituted; (iv) be purchased within twenty days after delivery of notice of the failed contract to the Trustee or to the Depositor, whichever occurs first; (v) for an uninsured trust, be rated in the category BBB or better or its equivalent by at least one national rating organization and (vi) for an insured trust, be rated in the category AAA or its equivalent by at least one national rating organization. Any Replacement Bonds received by the Trustee shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as other Bonds deposited hereunder. No such deposit of Replacement Bonds shall be made after the earlier of (i) 90 days after the date of execution and delivery of the applicable Reference Trust Agreement or (ii) the first Distribution Date to occur after the date of execution and delivery of the applicable Reference Trust Agreement.

   (28) Article III is hereby amended by adding the following Section 3.19:

   Section 3.19. Bookkeeping and Administrative Expenses. If so provided in the Prospectus, as compensation for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Depositor for providing supervisory services, the Depositor shall receive at the times specified in Section 3.06, against a statement or statements therefore submitted to the Trustee an aggregate annual fee in an amount which shall not exceed that amount set forth in the Prospectus, calculated as specified in Section 3.06, but in no event shall such compensation, when combined with all compensation received from other series of the Trust or other unit investment trusts sponsored by the Depositor or its affiliates for providing such bookkeeping and administrative services in any calendar year exceed the aggregate cost to the Depositor for providing such services to such unit investment trusts. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, during the period from the Trust Agreement to the date of any such increase, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index as described under Section 3.18. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensations shall be paid by the Trustee, upon receipt of invoice therefore from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Interest and Principal Accounts as specified in Section 3.06. The Trustee shall have no liability to any Unitholder or other person for any payment made in good faith pursuant to this Section.

   If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.19, the Trustee shall have the power to sell (1) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (2) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.19.

   Any moneys payable to the Depositor pursuant to this Section 3.19 shall be secured by a prior lien on the Trust except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04.

   (29) Article III is hereby amended by adding the following Section 3.20:

   Section 3.20. Deferred Sales Charge. If the Reference Trust Agreement and/or Prospectus related to a Trust specify a Deferred Sales Charge, the Trustee shall, on the dates specified and as provided in such Prospectus, withdraw from the Interest Account or Principal Account (as specified in such Prospectus), an amount per Unit specified in such Prospectus and credit such amount to a special, non-Trust account maintained by the Trustee out of which the deferred sales charge will be distributed to the Depositor (the "Deferred Sales Charge Account"). If the balance in the applicable Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the applicable Account, and/or sell Securities and credit the proceeds thereof in kind to the Deferred Sales Charge Account; provided, however, that the Trustee shall not be required to advance an aggregate amount in excess of $15,000 pursuant to this Section 3.20. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold or distributed in kind and include instructions as to the execution of such sale. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account or, if pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unitholder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unitholders. If the Prospectus provides for a waiver or refund of any portion of the deferred sales charge under specified circumstances (such as, for example, in connection with a redemption or sale of Units following the death or disability of the Unitholder), the Trustee shall deduct and pay to the Depositor the full amount of the deferred sales charge chargeable upon the redemption in the absence of such waiver or refund and the Depositor shall pay to the affected Unitholder the amount of such waiver or refund; the Trustee shall have no responsibility to the affected Unitholder with respect to the amount to be so refunded. The Depositor may at any time instruct the Trustee to distribute to the Depositor cash or Securities previously credited to the Deferred Sales Charge Account. The Depositor represents that the price paid by any Unitholder for Units acquired through reinvestment of Trust distributions will be reduced by the aggregate amount of unpaid deferred sales charge at the time of the purchase such that the subsequent collection by the Depositor of the deferred sales charge in respect of the Units so acquired will be permissible under applicable Financial Industry Regulatory Authority (FINRA) rules.

   (30) Section 7.05 is hereby amended in its entirety as follows:

   Section 7.05. Compensation. The Depositor shall receive at the times set forth in Sections 3.06 and 3.18 as compensation for performing portfolio supervisory services, 3.06 and 3.19 as compensation for performing bookkeeping and administrative services and Sections 3.06 and 4.03 as compensation for performing evaluation services, such amount and for such periods as specified in the Prospectus and/or Reference Trust Agreement. The computation of such compensation for performing portfolio supervisory services and bookkeeping and administrative services shall be made on the basis of the largest number of Units outstanding at any time during the period for which such compensation is being computed. The compensation for performing evaluation services shall be made on the basis of the principal amount of Bonds in such Trust on a monthly basis. At no time, however, will the total amount received by the Depositor for services rendered to all series of Claymore Securities Defined Portfolios in any calendar year exceed the aggregate cost to them of supplying such services in such year. Such rate may be increased by the Trustee from time to time, without the consent or approval of any Unitholder, or the Depositor, by amounts not exceeding the proportionate increase during the period from the date of such Prospectus and/or Reference Trust Agreement to the date of any such increase, in consumer prices as published either under the classification "All Services Less Rent" in the Consumer Price Index published by the United States Department of Labor or, if such Index is no longer published, a similar index.

   In the event that any amount of the compensation paid to the Depositor pursuant to Sections 3.06, 3.18 and 3.19 is found to be an improper charge against the Trust, the Depositor shall reimburse the Trust in such amount. An improper charge shall be established if a final judgment or order for reimbursement of the Trust shall be rendered against the Depositor and such judgment or order shall not be effectively stated or a final settlement is established in which the Depositor agrees to reimburse the Trust for amounts paid to the Depositor pursuant to this Section 7.05.

   The Depositor may employ agents in connection with its duties referenced in
Section 7.05 and shall not be answerable for the default or misconduct of such agents if they shall have been selected with reasonable care. The fees of such agents shall be reimbursable to the Depositor from the Trust, provided, however, that the amount of such reimbursement in any year (i) shall reduce the amount payable to the Depositor for such year with respect to the service in question and shall not exceed the maximum amount payable to the Depositor for such service for such year and (ii) if such agent is an affiliate of the Depositor, the amount of the reimbursement, when combined with (a) all compensation received by such agent form other series of the Trust or other unit investment trusts sponsored by the Depositor or its affiliates and (b) the amount payable to the Depositor from the Trust and from other series of the Trust or other unit investment trusts sponsored by the Depositor or its affiliates in respect of the service in question, shall not exceed the aggregate cost of such agent and the Depositor of providing such service. The Trustee shall pay such reimbursement against the Depositor's invoice therefore upon which the Trustee may rely as the Depositor's certification that the amount claimed complies with the provisions of this paragraph.

   (31) Section 9.05 is hereby revised to read as follows:

   Section 9.05. Written Notice. Any notice, demand, direction or instruction to be given to the Depositor, Evaluator or Supervisor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor, 2455 Corporate West Drive, Lisle, Illinois 60532, or at such other address as shall be specified by the Depositor to the other parties hereto in writing.

   Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if delivered to the unit investment trust division office of the Trustee at 2 Hanson Place, 12th Fl., Brooklyn, New York 11217, Attention: Unit Trust Division, or to such other address as shall be specified by the Trustee to the other parties in writing.

   (32) The second paragraph of Section 6.02 is replaced in its entirety as follows:

   An audit of the accounts of each Trust shall not be conducted unless the Depositor determines that such an audit is required. In the event that the Depositor determines that an audit is required, the accounts of each Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and reports of such accountants shall be furnished by the Trustee, upon request, to Unitholders. The Trustee, however, in connection with any such audits shall not be obligated to use Trust assets to pay for such audits in excess of the amounts, if any, indicated in the Prospectus relating to such Trust. The Trustee shall maintain and provide, upon the request of a Unitholder or the Depositor, the Unitholders' or the Unitholder's designated representative with the costs basis of the Securities represented by the Unitholder's Units.

   (33) Article III is hereby amended by adding the following Section 3.21:

   Section 3.21. Creation and Development Fee. If the Prospectus related to a Trust specifies a creation and development fee, the Trustee shall, on or immediately after the end of the initial offering period, withdraw from the Principal Account, an amount equal to the unpaid creation and development fee as of such date and credit such amount to a special non-Trust account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the "Creation and Development Account"). The creation and development fee is the per unit amount specified in the Prospectus for the Trust. If the balance in the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Principal Account, and/or sell Securities and credit the proceeds thereof to the Creation and Development Account. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the creation and development fee (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Creation and Development Account. If the Trust is terminated pursuant to Section 9.02, the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unitholders. Notwithstanding the foregoing, the Depositor shall not receive any amount of Creation and Development Fee which, when added to any other sales charge imposed, exceeds the maximum amount per Unit stated in the Prospectus. The Depositor shall notify the Trustee, not later than ten business days prior to the date on which it anticipates that the maximum amount of Creation and Development Fee it may receive has been accrued and shall also notify the Trustee as of the date when the maximum amount of Creation and Development Fee has been accrued. The Trustee shall have no responsibility or liability for damages or loss resulting from any error in the information in the preceding sentence. The Depositor agrees to reimburse the Trust and any Unitholder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.

   (34) Article III is hereby amended by adding the following Section 3.22:

   Section 3.22. License Fees. If so provided in the Prospectus, the Depositor may enter into a Licensing Agreement (the "Agreement") with a licensor (the "Licensor") described in the Prospectus in which the Trust(s), as consideration for the licenses granted by the Licensor for the right to use its trademarks and trade names, intellectual property rights or for the use of databases and research owned by the Licensor, will pay a fee set forth in the Agreement to the applicable Licensor or the Depositor to reimburse the Depositor for payment of the expenses.

   If the Agreement provides for an annual license fee computed in whole or part by reference to the average daily net asset value of the Trust assets, for purpose of calculating the accrual of estimated expenses such annual fee shall accrue at a daily rate and the Trustee is authorized to compute an estimated license fee payment (i) until the Depositor has informed the Trustee that there will be no further deposits of Additional Securities, by reference to an estimate of the average daily net asset value of the Trust assets which the Depositor shall provide the Trustee, (ii) thereafter and during the calendar quarter in which the last business day of the period described in clause (i) occurs, by reference to the net asset value of the Trust assets as of such last business day, and (iii) during each subsequent calendar quarter, by reference to the net asset value of the Trust assets as of the last business day of the preceding calendar quarter. The Trustee shall adjust the net asset value (Trust Fund Evaluation) as of the dates specified in the preceding sentence to account for any variation between accrual of estimated license fee and the license fee payable pursuant to the Agreement, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

   (35) Section 3.06 is hereby amended by adding the following subsection (c):

   (c) Notwithstanding the foregoing, if a Trust has elected to be treated as a "regulated investment company" as defined in the Internal Revenue Code, the Trustee may make such additional distributions to Unitholders as shall be determined by the Depositor or such agent as the Depositor shall designate to be necessary or desirable to maintain the status of each Trust as a regulated investment company or to avoid imposition of any income or excise taxes on undistributed income of the Trust. The Trustee shall be authorized to rely conclusively upon the direction, and shall have no duty to make any additional distributions from a Trust in the absence of such direction. The Trustee shall have no liability for any tax or other liability incurred by reason of action or inaction resulting from such direction. The fees of such agent designated by the Depositor shall be an expense of the Trust reimbursable to the Trustee in accordance with Section 7.05.

   (36) Section 9.01(a)(iii) is hereby amended as follows:

   (a)(iii) to make such other provision regarding matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders; provided, however, that in no event may any amendment be made which would adversely affect the status of a Trust for federal income tax purposes.

   (37) Section 9.01 is hereby amended by adding the following subsection (d):

   (d) If a Trust has elected to be treated as a "regulated investment company" as defined in the Internal Revenue Code and notwithstanding Section 9.01(a), this Indenture may be amended from time to time by the Depositor and the Trustee without the consent of any of the Unitholders (1) to cure any ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provision contained herein; (2) to change any provision hereof as may be required by the Securities and Exchange Commission or any successor governmental agency exercising similar authority; (3) to make such amendments as may be necessary for each Trust to continue to qualify as a regulated investment company for federal income tax purposes; or (4) to make such other provisions in regard to matters or questions arising hereunder as shall not materially adversely affect the interest of the Unitholders (as determined in good faith by the Depositor and the Trustee). This Indenture may also be amended from time to time by the Depositor and the Trustee (or the performance of any of the provisions of this Indenture may be waived) with the consent of holders of Units representing 66-2/3% of the Units at the time outstanding under the Trust Indenture of the individual Trust or Trusts affected for the purpose of adding any provisions of this Indenture or of materially modifying in any manner the rights of the holders of Units of such Trust or Trusts; provided, however, that in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture or (3) adversely affect the characterization of a Trust as a regulated investment company for federal income tax purposes; provided, further, that the consent of 100% of the Unitholders of any individual Trust is required to amend this Indenture (1) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain amendments and (2) to reduce the interest in such Trust represented by any Units of such Trust.

   Promptly after the execution of any amendment requiring the consent of the Unitholders or any of any other amendment if directed by the Depositor, the Trustee shall furnish written notification of the substance of such amendment to each Unitholder then of record affected thereby.

   It shall not be necessary for the consent of Unitholders under this Section
9.01 or under Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Unitholders shall be subject to such reasonable regulations as the Trustee may prescribe.

   (38) Section 3.15 is hereby deleted and replaced in its entirety with the following:

   Section 3.15. Regulated Investment Company Election. If so provided in the Prospectus for a Trust, such Trust elects to be treated and to qualify as a "regulated investment company" as defined in the Internal Revenue Code, and the Trustee is hereby directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification. In addition, the Trustee is authorized to take any actions necessary to allow a Trust Fund to qualify as a regulated investment company.

   (39) Sections 3.08(a)(xii) and 3.08(a)(xiii are hereby deleted and replaced as follows:

   (viii) that the sale of Bonds is necessary or advisable: (i) in order to maintain the qualification of the Trust as a regulated investment company; or
(ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on undistributed income in the Trust; or

   (ix) the Depositor or its designee determines that such sale is appropriate.

   (40) All references to The Bank of New York in the Standard Terms and Conditions of the Trust shall be replaced with "The Bank of New York Mellon."

   (41) Section 3.06(a) is deleted in its entirety and replaced with the following:

   Section 3.06. Payments and Distributions. (a) On or immediately after the fifteenth the day of each month, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.05 and shall then with respect to each Trust:

   (i) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to
Section 6.04 or otherwise pursuant to the provisions hereof;

   (ii) deduct from the Interest Account of the Trust, and, to the extent funds are not sufficient therein, from the Principal Account of the Trust, amounts necessary to pay any unpaid expenses of the Trust, including registration charges, state blue sky fees, printing costs, attorneys' fees, auditing costs and other miscellaneous out-of-pocket expenses, as certified by the Depositor, incurred in keeping the registration of the Units and the Trust on a current basis pursuant to Section 9.04, provided, however, that no portion of such amount shall be deducted or paid unless the payment thereof from the Trust is at that time lawful;

   (iii) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to, or reserve for, the Supervisor the amount that it is at the time entitled to receive pursuant to Section 3.18;

   (iv) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to, or reserve for, the Evaluator the amount that it is at the time entitled to receive pursuant to Section 4.03;

   (v) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to, or reserve for, the Depositor the amount that it is at the time entitled to receive pursuant to Section 3.19;

   (vi) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.10, as certified to by the Depositor;

   (vii) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account, and reimburse itself for any other fees, charges and expenses arising from time to time out of the Trust operations that the Trustee has paid.

   (42) The first sentence of Section 3.06(b)(i) is hereby deleted and replaced with the following:

   (b) (i) On each Distribution Date, the Trustee shall distribute an amount per Unit equal to such Unitholder's Interest Distribution (as defined below) computed as of the close of business on the Record Date immediately preceding such Distribution Date to each Unitholder of record at the close of business on the Record Date. In addition, if the balance of the Principal Account of a Trust on the fifteenth day of any month equals at least $1.00 per Unit then outstanding, such distribution from the Principal Account shall be made on the twenty-fifth day of such month computed as of the close of business on the fifteenth day of such month.

   IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed.


                       CLAYMORE SECURITIES, INC. Depositor

                              By /s/ Kevin Robinson
              -----------------------------------------------------
                Title: Senior Managing Director, General Counsel
                                 and Secretary


                      THE BANK OF NEW YORK MELLON, Trustee

                              By /s/ Thomas Balbone
              -----------------------------------------------------
                              Title: Vice President



                                   SCHEDULE A

                         SECURITIES INITIALLY DEPOSITED

               CLAYMORE SECURITIES DEFINED PORTFOLIOS, SERIES 628

  (Note: Incorporated herein and made a part hereof is the "Trust Portfolio(s)"
                        as set forth in the Prospectus.)